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STARK TINTER & ASSOCIATES, LLC
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                                                    Certified Public Accountants
                                                           Financial Consultants


May 26, 2000



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4. of Form 8-K for the event that occurred on May 23, 2000 to be filed by our former client, Ubrandit.com. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very Truly Yours,


/s/ Stark Tinter & Associates, LLC

Stark Tinter & Associates, LLC
Denver, Colorado



7535 East Hampden Avenue, Suite 109 * Denver, Colorado 80231 * (303) 694-6700
                               Fax (303) 694-6761